  EXHIBIT 99.1

SUI Group Reports Fourth Quarter 2025 Financial and Operating Results

Total SUI Holdings of 108.4 Million (Including Digital Asset Loans) as of February 23, 2026

Executive Team to Host Conference Call Today at 5:00 p.m. ET

WAYZATA, MN, February 26, 2026 – Sui Group Holdings Limited (NASDAQ: SUIG) (“SUI Group,” “SUIG” or the “Company”) today announced its financial and operating results for the fourth quarter ended December 31, 2025, along with an update on its SUI treasury strategy.

“We continue to believe SUI is positioned to serve as a critical part of the infrastructure for the next generation of digital finance,” said Stephen Mackintosh, Chief Investment Officer of SUI Group. “Throughout 2025, the network continued to demonstrate the performance characteristics required for mass-market adoption — high throughput, sub-second finality and an architecture purpose-built for composable digital assets. These technical foundations position SUI to support stablecoins, tokenized real-world assets and advanced on-chain trading systems at institutional scale. Looking at the year ahead, our conviction is rooted in SUI’s long-term technological differentiation and we intend to allocate capital in a disciplined manner that aligns our shareholders with the structural growth of the ecosystem.”

Recent Operational and Treasury Highlights

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Deployed $10 million in newly minted eSui Dollar (suiUSDe) into a yield-generating vault operated by Ember Protocol, a vault and investment infrastructure provider incubated by the team behind Bluefin.

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Repurchased approximately 7,801,042 shares of SUIG’s common stock under its previously authorized $50 million stock repurchase program, representing approximately 8.80% of the Company’s common shares outstanding at the time of the implementation of the repurchases.

•	Appointed former CFTC Commissioner and a16z crypto Global Head of Policy, Brian Quintenz, to the Company’s Board of Directors.

•	Scaled the Company’s treasury to 108,368,594 SUI (including 2,961,550 SUI loan receivables) as of February 23, 2026.

•	Substantially all of the Company’s SUI is being staked, earning an approximate 1.7% yield. The current estimated daily yield is approximately 5,000 SUI.

Marius Barnett, Chairman of the Board, added, “Since the inception of our SUI treasury strategy in July 2025, SUI Group has rapidly evolved into a scaled, infrastructure-oriented digital asset platform anchored to one of the most promising Layer 1 blockchains in the market. In a short period of time, we strengthened our Board with globally recognized regulatory leadership, expanded our treasury beyond 100 million SUI and activated multiple revenue-generating initiatives across staking, lending and stablecoin infrastructure. Our strategy has always been about more than accumulation — it is about activation, liquidity formation and long-term ecosystem alignment. In 2026, we intend to build on this foundation by deepening institutional adoption pathways, expanding on-chain financial infrastructure and continuing to create durable, long-term value for shareholders alongside the growth of SUI.”

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Q4 2025 Financial Summary (vs. Q4 2024)

Highlights from the Company’s results for the fourth quarter of 2025 from its SUI treasury, as well as its legacy commercial short-term non-bank lending and specialty finance business, were as follows:

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Gross Revenue and Portfolio Investment Income: Gross revenue and portfolio investment income for the fourth quarter 2025 increased 179% to $2.4 million, compared to approximately $869,000 in the fourth quarter 2024. The increase was primarily driven by the generation of staking revenue and digital lending interest income from its SUI digital asset treasury strategy.

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Unrealized and Realized Loss on Digital Assets: The Company’s fourth quarter 2025 results include a $196.1 million non-cash, unrealized and realized loss related to mark-to-market accounting adjustments on its SUI and digital asset loan receivable holdings. This U.S. GAAP-required treatment reflects changes in estimated fair value and does not represent an actual outflow of cash or impact the Company’s liquidity.

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Total Operating Expenses: Total operating expenses excluding net realized and unrealized gain on portfolio investments in the fourth quarter of 2025 were $203.0 million, compared to approximately $960,000 in the fourth quarter of 2024. Excluding the aforementioned unrealized and realized non-cash loss on digital assets and stock-based compensation, operating expenses for the fourth quarter 2025 were $4.8 million.

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Net Income (Loss): Net loss for the fourth quarter of 2025 was $221.8 million or $(5.52) per diluted share, compared to net loss of approximately $91,000 or $(0.01) per diluted share in the fourth quarter of 2024.

Conference Call and Webcast Details

The Company will conduct a conference call today, February 26, 2026, at 5:00 p.m. Eastern time to discuss its financial and operating results for the fourth quarter ended December 31, 2025.

SUI Group’s executive team will host the conference call, followed by a question-and-answer session.

Date: Thursday, February 26, 2026

Time: 5:00 p.m. ET

Toll-free dial-in number: (877) 407-6176

International dial-in number: (201) 689-8451

Webcast: SUIG's Q4 2025 Earnings Conference Call

Participants can also access the Company’s earnings call using the call me option here for instant telephone access to the event, which will be active approximately 15 minutes before the scheduled start time.

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay on the investor relations section of the Company’s website at www.SUIG.io.

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About Sui Group Holdings Limited

SUI Group is the only publicly traded company with an official Sui Foundation relationship, providing institutional-grade exposure to the SUI blockchain. Through its industry-first SUI treasury strategy, SUI Group is building a premier, foundation-backed digital asset treasury platform designed for scale, transparency and long-term value creation. SUI’s high-speed, horizontally scalable architecture positions it as one of the leading blockchains designed for mass adoption, powering next-generation applications in finance, gaming, AI and beyond. The Company plans to continue its specialty finance operations while executing its SUI treasury strategy. For more information, please visit www.SUIG.io.

Forward Looking Statements

This press release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements include, but are not limited to, expectations regarding the Company’s future performance and growth, its ability to successfully execute its strategic plans, the Company’s digital asset treasury, the implementation of the Company’s stablecoin strategy, and the nature and performance of digital assets held by the Company.

Forward-looking statements are subject to significant risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those expressed or implied in these statements due to various factors, including but not limited to: the inherent volatility and risks associated with investing in SUI, challenges in executing a new treasury diversification strategy, the capabilities and limitations of the SUI blockchain, the competitive environment of the Company’s business among others, and the inherent uncertainties associated with the Company’s business strategy, and the risk factors and other factors noted in the Company’s Registration Statement on Form S-1 (File No. 333-289438), Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. The Company disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release, except as may be required by law.

Media Contact

Gasthalter & Co.

SUIG@gasthalter.com

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

SUIG@elevate-ir.com

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